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                                                                   Exhibit 99.10

                         INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Asset Builder Program, Inc.:

     We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-53887 of our report dated March 15, 2000 appearing in the annual report to shareholders of Merrill Lynch Asset Builder Program, Inc. for the fiscal year ended January 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Princeton, New Jersey
March 31, 2000